Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Supreme Industries, Inc. and its subsidiaries of our report dated March 28, 2012, relating to the consolidated financial statements and financial statement schedule appearing in the Annual Report on Form 10-K of Supreme Industries, Inc. and its subsidiaries for the year ended December 31, 2011.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

South Bend, Indiana
December 19, 2012